Ford Motor Company
One American Road
P.O. Box 1899
Dearborn, Michigan 48126

						June 1, 2012



Securities and Exchange Commission
450 Fifth Street N.W.
Washington, D.C.  20549


Authority to Sign Reports under Section 16(a) of the Securities Exchange Act of 1934 or Rule 144 under the Securities Act of 1933


Ladies and Gentlemen:

	Please let this letter serve to confirm the authority I have granted, effective immediately, to Bradley M. Gayton, Secretary, Louis J. Ghilardi, Assistant
Secretary, and Jerome F. Zaremba, Counsel, Ford Motor Company, to execute and file with the Securities and Exchange Commission and other relevant securities exchanges forms, reports, notices and any other documents required of me under
Section 16(a) of the Securities Exchange Act of 1934 or Rule 144 under the
Securities Act of 1933.

	This authority shall remain in effect until I shall have notified you in writing of its termination.


                                                 Sincerely,

                                                 /s/Robert L. Shanks
                                                 Robert L. Shanks
                                                 Officer